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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-32103) of Fisher Companies Inc. of our report dated December 11, 1998, except as to Note 14, which is as of July 1, 1999, relating to the financial statements of Retlaw Broadcasting, LLC, which appears in the Current Report on Form 8-K of Fisher Companies Inc. dated September 14, 1999.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Century City, California
September 13, 1999